SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 16, 2012

DESERT HAWK GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

NEVADA	333-169701	82-0230997
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

7723 North Morton Street, Spokane, WA	99208
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (509) 434-8161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

On October 16, 2011, we entered into a Fifth Amendment (the “Fifth Amendment”) to our Investment Agreement with DMRJ Group I, LLC (“DMRJ Group”), which further amended the Investment Agreement, dated as of July 14, 2010, as previously amended (the “Investment Agreement”), pursuant to which, among other things, DMRJ Group has made available to us a senior secured term loan credit facility of up to $6,500,000.  The Fifth Amendment allows us to make a further request for term loan advances under the Investment Agreement of up to $100,000, of which $50,000 is available immediately and the balance of which is available 30 days following the date of the Fifth Amendment.  These proceeds may be used by us for working capital and ordinary general corporate purposes.  The maturity date of this and all prior advances is now set at December 15, 2012.  All prior advances and the advances permitted under this Fifth Amendment will bear interest at a rate of 2% per month.  As of the date of the Fifth Amendment the total payments owed by the Company under the Investment Agreement are $5,865,492.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Fifth Amendment creates a direct financial obligation of the Company as described in Item 1.01 above.  The information in response to Item 1.01 above in regard to the Fifth Amendment is incorporated into this item

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Fifth Amendment to Investment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Desert Hawk Gold Corp.

Date:  October 17, 2012

By  /s/ Robert E. Jorgensen

       Robert E. Jorgensen, CEO

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